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                                                                    Exhibit 3.13

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AMERICAN LAUNDRY CORP.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      The undersigned, Charles A. Prato, being the President of AMERICAN LAUNDRY CORP., a Delaware corporation (the "Corporation"), hereby certifies:

      FIRST: The name of the Corporation is "AMERICAN LAUNDRY CORP." The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 8, 2002, and amended on February 11, 2002 (as amended, the "Certificate of Incorporation").

      SECOND: In the manner prescribed by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation, declared such amendments to be advisable and submitted such amendments for consideration and adoption by the shareholder of the Corporation. The text of the Certificate of Incorporation is amended as follows:

                          "CERTIFICATE OF INCORPORATION

                                       OF

                             AMERICAN LAUNDRY CORP.

      FIRST: The name of the Corporation is American Laundry Corp. (the "Corporation")."

      is deleted in its entirety, and the following text is inserted in lieu thereof:

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                          "CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN LAUNDRY FRANCHISING CORP.

      FIRST: The name of the Corporation is American Laundry Franchising Corp. (the "Corporation")."

      THIRD: Thereafter, this Certificate of Amendment of Certificate of Incorporation was adopted by written consent of the shareholder of the Corporation and any required notice to the shareholder was given.

      FOURTH: This Certificate of Amendment of Certificate of Incorporation has been adopted in accordance with Section 242 and is being filed in accordance with Section 103 of the General Corporation Law of the Sate of Delaware.

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

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of October __, 2002.

                                      AMERICAN LAUNDRY CORP.

                                      By:   /s/ Charles A. Prato
                                            ------------------------------------
                                            Name:  Charles A. Prato
                                            Title: President

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN LAUNDRY CORPORATION

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

      AMERICAN LAUNDRY CORPORATION (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of the Corporation is "AMERICAN LAUNDRY CORPORATION". The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 8, 2002.

      SECOND: The Corporation has not received any payment for any of its stock.

      THIRD: The Sole Incorporator of the Corporation duly adopted the following amendment to the Certificate of Incorporation of the Corporation. The Certificate of Amendment is amended by deleting in its entirety:

                          "CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN LAUNDRY CORPORATION

      FIRST: The name of the Corporation is American Laundry Corporation (the "Corporation")."

      and inserting the following in lieu thereof::

                          "CERTIFICATE OF INCORPORATION

                                       OF

                             AMERICAN LAUNDRY CORP.

      SECOND: The name of the Corporation is American Laundry Corp. (the "Corporation")."

      FOURTH: This Certificate of Amendment has been adopted in accordance with
Section 241 and is being filed in accordance with Section 103 of the General Corporation Law of the Sate of Delaware.

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      IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by Amy A. Ravanesi, its Sole Incorporator, this 8th day of February, 2002.

                                      /s/ Amy A. Ravanesi
                                      ------------------------------------------

                                      Name: Amy A. Ravanesi
                                      Title: Sole Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN LAUNDRY CORPORATION

      FIRST: The name of the Corporation is American Laundry Corporation (the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "GCL").

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000), consisting of one thousand (1,000) shares of common stock, par value $0.01 per share (the "Common Stock").

      A statement of the powers, designations, preferences, and relative participating, optional or other special rights and the qualifications, limitations and restrictions of the Common Stock is as follows:

(a) Dividends. The board of directors of the Corporation (the "Board of Directors") may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in such dividends.

(b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all assets of the Corporation available for distribution to its stockholders.

(c) Voting Rights. Except as otherwise provided in this Certificate of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

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      FIFTH: At all meetings of stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholders of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate of Incorporation or the by-laws applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      SIXTH: The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than one (1). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

      SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have the power, subject to the terms and conditions of the by-laws, to make, adopt, alter, amend, change, add to or repeal the by-laws of the Corporation.

(3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

      EIGHTH:

1. Stockholder Meetings; Keeping of Books and Records. Meetings of stockholders may be held within or outside the State of Delaware as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

2. Special Stockholders Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the

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      President or the Chairman of the Board, if one is elected, and shall be called by the Secretary, any two directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

3. No Written Ballot. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

      NINTH:

1. Limits on Director Liability. Directors of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided that nothing contained in this ARTICLE NINTH shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE NINTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

2. Indemnification. (a) The Corporation shall indemnify and hold harmless, in accordance with the by-laws of the Corporation, and to the fullest extent permitted from time to time by the GCL or any other applicable laws as presently exists or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation, by reason of his or her acting as a director of the Corporation against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify a director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

      (b) If a claim under Section 2(a) of this ARTICLE NINTH is not paid in full within sixty days after a written claim therefore has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking

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

required by the by-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL and Section 2(a) of this ARTICLE NINTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Indemnification may, by action of the Board of Directors, include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this ARTICLE NINTH, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

3. Other Rights. The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

4. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

5. Optional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the GCL.

6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE NINTH, the GCL, or otherwise.

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7.    Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the by-laws of the Corporation, nor, to the fullest extent permitted by GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protections afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

      TENTH: The Corporation reserves the right to repeal, alter, change or amend this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the by-laws and applicable law and thereafter approved by the stockholders.

      ELEVENTH: The Corporation expressly elects not to be governed under
Section 203 of the GCL.

      TWELFTH: The name and mailing address of the incorporator is as follows:

                                 Amy A. Ravanesi
                            Mayer, Brown, Rowe & Maw
                            1675 Broadway, 17th Floor
                          New York, New York 10019-5820

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         I, the undersigned, being the incorporator named herein, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my signature as of February 7, 2002.

                                               By: /s/ Amy A. Ravanesi
                                                   ----------------------
                                                 Name: Amy A. Ravanesi
                                                 Title: Sole Incorporator

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